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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 3, 2007

Registration No. 333-147511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXACT Sciences Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction incorporation or organization)	02-0478229 (I.R.S. Employer Identification No.)

100 Campus Drive
Marlborough, Massachusetts 01752
(508) 683-1200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
EXACT Sciences Corporation
100 Campus Drive
Marlborough, Massachusetts 01752
(508) 683-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Jeffrey R. Luber President EXACT Sciences Corporation 100 Campus Drive Marlborough, Massachusetts 01752 (508) 683-1200	Edward A. King, Esq Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Subordinated Debt Securities

Senior Debt Securities

Warrants

Total for sale by Registrant:	$50,000,000(2)	(3)	$50,000,000	$1,535(4)

Secondary Offering(5):

Common Stock, par value $0.01 per share	100,000 shares	$4.20(6)	$420,000	$12.90(4)

Total:			$50,420,000	$1,547.90(4)

(1)
This Registration Statement also covers (i) debt securities, preferred stock and common stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $50,000,000.
(3)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the shares of the securities registered hereunder.
(4)
Calculated pursuant to Rule 457(o) under the Securities Act with respect to securities sold by the Registrant and pursuant to Rule 457(c) under the Securities Act with respect to shares of common stock sold by the selling shareholder in the secondary offering based upon the average of the high and low prices for our common stock on November 29, 2007, as reported by The NASDAQ Global Market. A registration fee of $1,535 was paid previously in connection with the primary offering for this Registration Statement.
(5)
Up to 100,000 shares of our common stock may be sold from time to time pursuant to this Registration Statement by the selling stockholder.
(6)
Estimated solely for the purpose of determining the registration fee based upon the average of the high and low prices for our common stock on November 29, 2007, as reported by The NASDAQ Global Market.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2007

PROSPECTUS

EXACT SCIENCES CORPORATION

$50,000,000

Common Stock
Preferred Stock
Subordinated Debt Securities
Senior Debt Securities
Warrants

Offered by
EXACT Sciences Corporation

100,000 Shares of Common Stock

Offered by the
Selling Stockholder

        This prospectus relates to common stock, preferred stock, subordinated debt securities, senior debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus.

        Up to 100,000 shares of common stock may be sold from time to time in one or more offerings by the selling stockholder identified on page 20. We will not receive any proceeds from sales of shares of our common stock by the selling stockholder.

        You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on The NASDAQ Global Market under the symbol "EXAS."

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2007.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholder sells securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The selling stockholder referred to in this prospectus and identified in supplements to this prospectus may offer and sell shares of our common stock under this prospectus. We will not receive any of the proceeds from any sale of shares by the selling stockholder.

        The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, in this prospectus, "EXACT Sciences," "the Company," "we," "us," "our" and similar names refer to EXACT Sciences Corporation and its subsidiaries.

ABOUT EXACT SCIENCES CORPORATION

        EXACT Sciences Corporation is an applied genomics company that develops proprietary DNA-based technologies for use in the detection of cancer. We have selected colorectal cancer as the first application of our technologies. We have licensed certain of our patents, on an exclusive basis through December 2010, to Laboratory Corporation of America® Holdings, or LabCorp®, in connection with a commercial testing service developed by LabCorp and sold since August 2003 under the name PreGen-Plus™. Our license agreement with LabCorp and LabCorp's sales of PreGen-Plus represent our primary source of revenue.

        PreGen-Plus is a non-invasive stool-based DNA testing service for the detection of colorectal cancer in the average-risk population. Colorectal cancer is the second leading cause of cancer death in the U.S. and the leading cause of cancer death among non-smokers. Patients who are diagnosed early in the progression of the disease, however, are more likely to have a complete recovery and to utilize lower levels of expensive medical resources. Accordingly, the American Cancer Society recommends that all persons age 50 and above undergo regular colorectal cancer screening. Of the more than 87 million people in the United States for whom colorectal cancer screening is recommended, approximately one-half have never been screened, and a significant portion of the balance have been inadequately screened. We believe that this large population of unscreened and inadequately screened people represents an opportunity to reduce the mortality associated with colorectal cancer.

CORPORATE INFORMATION

        We were incorporated in Delaware in on February 10, 1995 as Lapidus Medical System, Inc. We changed our corporate name to EXACT Laboratories, Inc. on December 11, 1996, to EXACT Corporation on September 12, 2000 and to EXACT Sciences Corporation on December 1, 2000. Our

principal executive offices are located at 100 Campus Drive, Marlborough, Massachusetts 01752 and our telephone number is (508) 683-1200. We maintain EXACT Sciences Securities Corporation, a Massachusetts securities corporation, to hold our short term investments. Our Internet website address is http://www.exactsciences.com. The information contained on our website is not part of this prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as reports relating to our securities filed by others pursuant to Section 16 of such act, are available through the investor relations page of our Internet website free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the "SEC"). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in EXACT Sciences and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) contain statements with respect to the Company which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates" or other comparable terms. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in "Risk Factors" in any prospectus supplement and in the documents incorporated by reference herein or therein.

        We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

        You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

        We will not receive any proceeds from any sales of shares of our common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	NINE MONTHS ENDED SEPTEMBER 30, 2007	FISCAL YEAR ENDED DECEMBER 31,
		2006	2005	2004	2003	2002
RATIO OF EARNINGS TO FIXED CHARGES	(1)	(1)	(1)	(1)	(1)	(1)
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	(2)	(2)	(2)	(2)	(2)	(2)

(1)
During each of these periods, our earnings were less than our fixed charges. The amount of such deficiency was approximately $7.9 million for the nine months ended September 30, 2007, and $12.9 million, $14.5 million, $18.5 million, $28.3 million and $29.9 million for fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002, respectively.

(2)
During each of these periods, the Company had no preferred stock outstanding.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these securities but is not complete. For the complete terms of our common stock, please refer to our Sixth Amended and Restated Certificate of Incorporation, as amended to date, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

General

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        We have 105,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 100,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

        As of November 14, 2007, there were approximately 27,075,523 shares of common stock outstanding. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in "Certain Provisions of Delaware Law and Our Certificate of Incorporation and By-laws," a majority vote of common stockholders is generally required to take action under our Certificate of Incorporation and By-laws.

        Our common stock is listed on The NASDAQ Global Market under the symbol "EXAS." The American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is (800) 937-5449. The American Stock Transfer and Trust Company also maintains a website at www.amstock.com.

Preferred Stock

        Our board of directors is authorized, without further vote or action by the stockholders, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, rights, preferences and privileges and any qualifications, limitations or restrictions of the shares of each such series of preferred stock, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

        The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and By-laws.

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" is defined as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

        In addition, some provisions of our Certificate of Incorporation and By-laws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in his or her best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

        Staggered Board.    Pursuant to our Certificate of Incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to serve a three year term and to consist as nearly as possible of one third of the directors. Pursuant to our By-laws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.

        Stockholder Action; Special Meeting of Stockholders.    Our Certificate of Incorporation provides that stockholders may not take action by written consent. Action may be taken only at a duly called annual or special meeting of stockholders. Our Certificate of Incorporation further provides that special meetings of our stockholders may be called only by the chairman of the board of directors, a majority of our directors or the president, and in no event may the stockholders call or force us to call a special meeting. Thus, without approval by the chairman, board of directors or president, stockholders may take no action between meetings.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our By-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days before or 60 days after the anniversary date of the preceding year's annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was first made. Certain informational requirements must also be satisfied in order for us to be required to include the proposal in our proxy materials. The By-laws also include a similar requirement for making nominations at special meetings and specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

        Authorized But Unissued Shares.    The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to certain limitations imposed by The NASDAQ Global Market. These additional shares may be utilized for a variety of corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Super-Majority Voting.    Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, require a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal any provision of our By-laws, amend or repeal the provision of our Certificate of Incorporation relating to amendments to our By-laws or adopt any provision inconsistent with such provisions. Our Certificate of Incorporation also requires the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal, the provisions of our Certificate of Incorporation relating to the election of directors, the classified board, or the right to act by written consent or to adopt any provision inconsistent with such provisions.

DESCRIPTION OF DEBT SECURITIES

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

General

        The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of EXACT Sciences, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

        Debt securities that we may issue will be issued under the indenture between us and U.S. Bank National Association, as trustee. This prospectus refers to U.S. Bank National Association as the trustee. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

        THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

        The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find In The Prospectus Supplement

        The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

  •
  the title and denominations of the debt securities of the series;

  •
  any limit on the aggregate principal amount of the debt securities of the series;

  •
  the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

  •
  the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

  •
  the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

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  the place or places where the principal and interest on the series of debt securities will be payable;

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  the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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  our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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  if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

  •
  any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

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  the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the Indenture;

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  the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

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  whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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  any addition to or change in the events of default with respect to the debt securities of the series;

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  the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

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  the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

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  the subordination, if any, of the debt securities of the series and terms of the subordination;

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  any other terms of the debt securities of the series which are not prohibited by the indenture; and

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  whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

        Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

        We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement, any board resolution establishing such debt securities and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

        We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

        If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

        We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our "senior indebtedness" and senior to our other subordinated debt. See the discussions above under "—Senior Debt" and "—Subordinated Debt" for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

        Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

  •
  any discounted debt securities; and

  •
  any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

        We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

  •
  by the depositary for the registered global security to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; and

  •
  by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

        Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as "participants." Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  may not have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

  •
  will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

        We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

        We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of EXACT Sciences, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

  •
  any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

  •
  maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

  •
  the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

  •
  any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

        We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

        We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

  •
  the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

  •
  we do not appoint a successor depositary within 90 days.

        In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by EXACT Sciences

        The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

  (a)
  failure to pay when due any interest on any debt security of that series, continued for 30 days;

  (b)
  failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

  (c)
  default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

  (d)
  failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

  (e)
  certain events of bankruptcy, insolvency or similar proceedings affecting us; and

  (f)
  any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

        Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

        No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

        We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

  •
  to add guarantees to or secure any series of debt securities;

  •
  to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

  •
  to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

  •
  to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

  •
  to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

  •
  to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

  •
  to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

        With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

        Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

  •
  change the final maturity of the principal of, or any installment of interest on, any debt securities;

  •
  reduce the principal amount of any debt securities or the rate of interest on any debt securities;

  •
  change the currency in which any debt securities are payable;

  •
  release any security interest that may have been granted with respect to such debt securities;

  •
  impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

  •
  reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

  •
  modify the ranking or priority of the securities;

  •
  reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

  •
  make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

        Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

        In addition, we have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

        The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations and Certain Sales of Assets

        We may not

  •
  consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

  •
  transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

  •
  the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

  •
  immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

        The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, incorporator or stockholder of EXACT Sciences, as such, shall have any liability for any obligations of EXACT Sciences under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of EXACT Sciences. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

        Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding our ability or that of the holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

        The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

        The indenture contains limitations on the right of the trustee, should it become a creditor of EXACT Sciences, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

        The initial trustee is one of a number of banks with which we may maintain ordinary banking relationships and with which we may maintain credit facilities.

Limitations on Issuance of Bearer Debt Securities

        Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

        We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

        The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

  •
  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

  •
  the price at which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

SELLING STOCKHOLDER

        The following table sets forth information about the selling stockholder's beneficial ownership of our common stock as of November 28, 2007 (such information has been provided by the selling stockholder) and after the sale of the common stock offered by the selling stockholder, assuming all such shares are sold. The selling stockholder has not committed to sell any shares under this prospectus. The number presented under "Shares of Common Stock Beneficially Owned After the Completion of the Offering" assumes that all of the shares offered by the selling stockholder are sold and that the selling stockholder acquires no additional shares of our common stock before the completion of this offering. The selling stockholder may offer all, some or none of the shares of our common stock beneficially owned by the selling stockholder. We will pay all expenses incurred with respect to the registration and sale of the common stock. The selling stockholder has not held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities. The percentages of shares owned are based on 27,073,440 shares of our common stock outstanding as of November 2, 2007, which includes the outstanding shares of common stock offered by this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholder named below. The selling stockholder acquired the shares pursuant to the terms of a Manufacturing and Supply Agreement between us and the selling stockholder dated as of June 8, 2007.

Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Registered for Sale Hereby	Shares of Common Stock Beneficially Owned After the Completion of the Offering
	Number	Percent		Number	Percent
OncoMethylome Sciences S.A.(2)	100,000	*	100,000	—	—

*
less than 1%

(1)
Throughout this prospectus, when we refer to the "selling stockholder," we mean the person listed in the table above, as well as the pledges, donees, assignees, transferees, successors and others who later hold the selling stockholder's interests, and when we refer to the shares of our common stock being offered by this prospectus on behalf of the selling stockholder, we are referring to the shares of our common stock held by the selling stockholder.

(2)
Herman Spolders bvba, as Chief Executive Officer of OncoMethylome Sciences S.A., and Herman Spolders, as Managing Director of Herman Spolders bvba, each have voting and investment power with respect to such shares. Herman Spolders bvba and Mr. Spolders each disclaim beneficial ownership of such shares. The principal address for OncoMethylome Sciences S.A. is Tour 5 GIGA niveau +3, Av. de l'Hopital 11, 4000 Liege, Belgium.

PLAN OF DISTRIBUTION

        We and/or the selling stockholder may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through broker-dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, broker-dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to broker-dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in an offering, we and/or the selling stockholder will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        We and/or the selling stockholder may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

        If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering by selling more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

        Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of such securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        If broker-dealers are used in an offering, we and/or the selling stockholder will sell the securities to the broker-dealers as principals. The broker-dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the broker-dealers and the terms of the transaction will be specified in a prospectus supplement. Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended, also referred to in this prospectus as the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.

        The securities may be sold directly by us and/or the selling stockholder or through agents we and/or the selling stockholder designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Broker-dealers and agents named in a prospectus supplement and selling stockholders that are also broker-dealers may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we and/or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

        Underwriters, dealers and agents may be entitled to indemnification by us and/or the selling stockholder against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we and/or the selling stockholder will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We and/or the selling stockholder may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

        Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

        The selling stockholder may sell its shares pursuant to this prospectus, any prospectus supplement or pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not excluding certain limitations.

        From time to time, the selling stockholder may pledge or grant a security interest in some or all of our common stock owned by the selling stockholder. If the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholder also may transfer and donate our common stock owned by the selling stockholder in other circumstances. The number of shares of our common stock beneficially owned by the selling stockholder will decrease as and when the selling stockholder transfers or donates its shares of our common stock or defaults in performing obligations secured by its shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of EXACT Sciences Corporation appearing in EXACT Sciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2006 and EXACT Sciences Corporation management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov, or on our website at http://www.exactsciences.com under the "Investor Relations" link. Information contained on our website is not part of this prospectus. In addition, our stock is listed for trading on The NASDAQ Global Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

        This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

  •
  inspect a copy of this prospectus, including the exhibits and schedules, without charge at the public reference room;

  •
  obtain a copy of this prospectus from the SEC upon payment of the fees prescribed by the SEC; or

  •
  obtain a copy of this prospectus from the SEC website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The documents we are incorporating by reference as of their respective dates of filing are:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 15, 2007;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, filed with the SEC on May 8, 2007; June 30, 2007, filed with the SEC on August 8, 2007; and September 30, 2007, filed with the SEC on November 6, 2007;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 23, 2007; June 8, 2007 (Item 8.01 only); June 14, 2007; July 3, 2007; July 23, 2007; August 15, 2007; September 7, 2007; and November 21, 2007;

  •
  Portions of our Proxy Statement filed with the SEC on April 27, 2007 that have been incorporated by reference into our Annual Report on Form 10-K; and

  •
  The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on December 26, 2000, including any amendments or reports filed for the purpose of updating the description.

        All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

EXACT Sciences Corporation
100 Campus Drive
Marlborough, MA 01752
Attention: Charles R. Carelli, Jr., Chief Financial Officer
(508) 683-1200

        You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC Registration Fee	$1,548
NASDAQ Global Market Listing Fee	65,000	*
Printing Expenses	25,000	*
Trustee Fees and Expenses	10,000	*
Accounting Fees and Expenses	15,000	*
Legal Fees and Expenses	200,000	*
Miscellaneous	20,000	*

TOTAL	$336,548	*

    *
    Estimated pursuant to Item 511 of Regulation S-K

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

        Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

        Our by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

ITEM 16.    EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1
Sixth Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-48812)), which is incorporated herein by reference.
3.2	Amended and Restated By-Laws of the Company (previously filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File No. 333-48812)), which is incorporated herein by reference.
4.1*
Form of Indenture between the Company and U.S. Bank National Association, as trustee, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness.
4.2**	Form of Senior Debt Security.
4.3**	Form of Subordinated Debt Security.
4.4**	Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate).
4.5**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate).
4.6**	Form of Preferred Warrant Agreement (together with form of Preferred Stock Warrant Certificate).
4.7**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).
4.8
Specimen certificate representing the Company's common stock. (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-48812)), which is incorporated herein by reference.
5.1***	Legal Opinion of Goodwin Procter LLP.
12.1*	Statement Regarding Computation of Ratios.
23.1***	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture.

*
Previously filed.

**
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.

***
Filed herewith.

ITEM 17.    UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby further undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) of this paragraph (1) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

           (ii)  if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (8)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (9)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on December 3, 2007.

EXACT SCIENCES CORPORATION
By:	/s/ JEFFREY R. LUBER Name: Jeffrey R. Luber Title: President

        Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PATRICK J. ZENNER* Patrick J. Zenner	Interim Chief Executive Officer and Director (principal executive officer)	December 3, 2007
/s/ CHARLES R. CARELLI, JR. Charles R. Carelli, Jr.	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	December 3, 2007
/s/ SALLY W. CRAWFORD* Sally W. Crawford	Director	December 3, 2007
/s/ EDWIN M. KANIA, JR.* Edwin M. Kania, Jr.	Director	December 3, 2007
/s/ CONNIE MACK, III* Connie Mack, III	Director	December 3, 2007
/s/ LANCE WILLSEY* Lance Willsey	Director	December 3, 2007
*By:	/s/ CHARLES R. CARELLI, JR. Charles R. Carelli, Jr. Pursuant to the Power of Attorney dated November 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1
Sixth Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-48812)), which is incorporated herein by reference.
3.2	Amended and Restated By-Laws of the Company (previously filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1 (File No. 333-48812)), which is incorporated herein by reference.
4.1*
Form of Indenture between the Company and U.S. Bank National Association, as trustee, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness.
4.2**	Form of Senior Debt Security.
4.3**	Form of Subordinated Debt Security.
4.4**	Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate).
4.5**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate).
4.6**	Form of Preferred Warrant Agreement (together with form of Preferred Stock Warrant Certificate).
4.7**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).
4.8
Specimen certificate representing the Company's common stock. (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-48812)), which is incorporated herein by reference.
5.1***	Legal Opinion of Goodwin Procter LLP.
12.1*	Statement Regarding Computation of Ratios.
23.1***	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture.

*
Previously filed.

**
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.

***
Filed herewith.